Exhibit 99.1

As used in this Exhibit 99.1, we refer to Misonix, Inc. and its subsidiaries (unless the context otherwise requires) as “we,” “us,” “our,” the “Company” or “Misonix.”

USE OF FORWARD-LOOKING STATEMENTS

This Exhibit 99.1 contain statements that we believe are “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995 and are intended to enjoy protection of the safe harbor for forward-looking statements provided by that Act. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry. Forward-looking statements include statements regarding our future financial position, performance and achievements, business strategy, and plans and objectives of management for future operations.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “will,” “could,” “estimate,” “project,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “plan,” “seek,” “expect,” “future” and “intend” or the negative of these terms or other comparable expressions which are intended to identify forward-looking statements. These statements are only predictions and are not guarantees of future performance. They are subject to known and unknown risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause our actual results to differ materially from those expressed or forecasted in, or implied by, the forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the risks and uncertainties referred to below. Given these uncertainties, you should not place undue reliance on these forward-looking statements. In addition, these forward-looking statements reflect our view only as of the date they are made.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

RISK FACTORS

The following risk factors should be considered carefully in evaluating our business. Our business, financial condition and/or results of operations could be materially adversely affected by any of these risks. This section contains forward-looking statements. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business, financial condition and/or results of operations. The following list sets forth many, but not all, of the factors that could impact our ability to achieve results discussed in any forward-looking statement. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties.

Risks Related to Our Business

The continued commercial success of TheraSkin will depend on the continued and future acceptance of such product by the medical community.

Allograft based technologies, including TheraSkin, a biologically active human skin allograft used to support healing of wounds, may never achieve broad market acceptance, which can be affected by numerous factors, including lack of clinical acceptance of allograft technologies, introduction of competitive treatment options which render allograft technologies too expensive or obsolete and difficulty training physicians in the use of allograft technologies.

Market acceptance will also depend on our ability to demonstrate that TheraSkin is an attractive treatment option. Our ability to do so will depend on physicians’ evaluations of the clinical safety, effectiveness, ease of use, reliability and cost-effectiveness of TheraSkin. For example, we believe that some individuals in the medical community may have lingering concerns over the risk of disease transmission through the use of human skin allografts.

Media reports or other negative publicity concerning both methods of tissue recovery from donors and actual or potential disease transmission from donated tissue may limit widespread acceptance by the medical community of human skin allografts, whether directed at those products generally or TheraSkin specifically. Unfavorable reports of improper or illegal tissue recovery practices by any participant in the industry, both in the United States and internationally, as well as incidents of improperly processed tissue leading to transmission of disease, may broadly affect the rate of future tissue donation and market acceptance of allograft based technologies by the medical community.

Furthermore, even if the medical community generally accepts TheraSkin, acceptance and recommendations by influential members of the medical community could have an impact on the broader commercial success of TheraSkin. If TheraSkin is not broadly accepted by the medical community, we may be unable to sell these products and could experience a significant adverse impact on our revenue.

We will depend on LifeNet Health, Inc. (“LifeNet”) as our single source of human tissue, and any failure to obtain tissue from LifeNet in a timely manner will interfere with our ability to process and distribute allografts.

We will rely exclusively on LifeNet for our supply of TheraSkin. We cannot be sure that LifeNet will be in a position to deliver TheraSkin to us at levels currently delivered or at amounts that will be sufficient to meet our future needs. If we are not able to obtain sufficient amounts of TheraSkin to meet our customers’ needs, we will have a shortage of TheraSkin and be unable to fill our customers’ orders which will result in our customers seeking products from our competitors. Any interruption of our business caused by a shortage of TheraSkin could significantly reduce our revenues and have a material adverse effect on our financial performance and condition.

If our sole supplier for TheraSkin, LifeNet, is not able to maintain sufficient quality controls, regulatory approvals of our products by the FDA or other relevant authorities could be delayed or denied and our sales and revenues would suffer.

LifeNet, our sole supplier of TheraSkin, our raw material suppliers, contract manufacturers and distributors, and other third parties that we contract with are subject to many or all of the risks and uncertainties to which we are subject. Similar to us, they are subject to ongoing, periodic, unannounced inspection by the U.S. Food and Drug Administration (the “FDA”) and corresponding state and foreign agencies or their designees to ensure strict compliance with applicable regulations and other governmental regulations and corresponding foreign standards. However, we do not control compliance with these regulations and standards by our suppliers, distributors and other third parties with which we contract. They might not be able to comply with these regulatory requirements. If they fail to comply with applicable regulations, the FDA or other regulatory authorities could issue orders of suspension, recall, destruction or cessation of manufacturing, or impose sanctions on us, including fines, injunctions, civil penalties, denial of any required marketing approval, delays, suspension or withdrawal of approvals, license revocation, product seizures or recalls, operating restrictions and criminal prosecutions. Any of these actions could significantly and adversely affect the supply and distribution of our products and could have a material adverse effect on our business, financial condition and results of operations.

The FDA could stop or delay approval of production of products if LifeNet’s manufacturing facilities do not comply with applicable manufacturing requirements. The FDA quality system regulations impose extensive testing, control, documentation and other quality assurance requirements. Failure by LifeNet to comply with these requirements could prevent us from obtaining or retaining approval for and marketing of TheraSkin.

Should the FDA determine that TheraSkin does not meet regulatory requirements that permit qualifying human cell and/or tissue based products (“HCT/Ps”) to be processed, stored, labeled and distributed without pre-marketing approval, our supplier may be required by the FDA to stop processing and we may be required to stop distributing TheraSkin, or to narrow the indications for which TheraSkin is marketed, which, in turn, could have an adverse effect on our business.

The FDA has specific regulations governing HCT/Ps that are intended for implantation, transplantation, infusion or transfer into a human recipient. HCT/Ps that meet the criteria for regulation solely under Section 361 of the Public Health Service Act and 21 CFR 1271 (“361 HCT/Ps”) are subject to limited regulation, such as registration or listing, donor eligibility, and good tissue practices but are not subject to pre-market clearance or approval requirements.

As a biologically active, cryopreserved human skin allograft that does not contain any synthetic or non-human animal materials, we believe that TheraSkin qualifies as a 361 HCT/P. TheraSkin has also been listed with the FDA as a 361 HCT/P. However, no affirmative determination that TheraSkin qualifies as a 361 HCT/P has been made by the FDA and the FDA periodically reviews qualification standards and may in the future change its policy with respect to 361 HCT/P qualifications, or determine that our marketing claims exceed what would be permitted for a 361 HCT/P, or determine that TheraSkin does not qualify as a 361 HCT/P product. As a result, we or LifeNet may have to revise the labeling and other written or oral statements of use, or cease marketing TheraSkin or obtain approval or clearance from the FDA before we could continue to market the product in the United States.

We and our suppliers will be required to comply with current Good Manufacturing Practice, (“cGMPs”), and Good Tissue Practice, (“GTPs”), and could be subject to suspensions or product withdrawals if found non-compliant.

The FDA regulates the facilities, processes and procedures used to manufacture and market medical products in the United States. Manufacturing facilities must be registered with the FDA and all products made in such facilities must be manufactured in accordance with cGMP and/or GTPs, as applicable, which are regulations enforced by the FDA. Compliance with cGMP and/or GTPs regulations, as applicable, requires the dedication of substantial resources and requires significant expenditures. The FDA periodically inspects manufacturing facilities, including those of LifeNet with respect to TheraSkin, and procedures to assure compliance. The FDA may cause a suspension or withdrawal of product approvals if regulatory standards are not maintained. In the event an approved manufacturing facility for a particular HCT/P or medical device is required by the FDA to curtail or cease operations, or otherwise becomes inoperable, or a third party contract manufacturing facility faces manufacturing problems, obtaining the required FDA authorization to manufacture at the same or a different manufacturing site could result in production delays, which could adversely affect our business, results of operations, financial condition and cash flow.

We will require a significant amount of cash to service our indebtedness. This cash may not be readily available to us.

Our ability to make payments on, or repay or refinance, our indebtedness and fund planned capital expenditures will depend largely upon our future operating performance. Our future performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot be certain that we will generate sufficient cash flow from operations or that future borrowings will be available in amounts sufficient to enable us to pay our indebtedness or to fund our other liquidity needs.

We have a recent history of net losses.

We have experienced losses from continuing operations during the last four fiscal years. The loss from continuing operations before income taxes was approximately $7.4 million for the 2019 fiscal year, and the accumulated deficit was approximately $20.1 million as of September 30, 2019. There can be no assurance that we will be able to return to operating profitability in the near-term or at all. As of September 30, 2019, we had a cash balance of approximately $12.9 million. Although we believe this amount is sufficient to finance our operations for at least the next 12 months, there can be no assurance that this will provide sufficient liquidity for longer-term operations or initiatives. Our cash flows may be impacted by a number of factors, including changing market conditions, market acceptance of our new and existing products, and the loss of one or more key customers. There can be no assurance that we will be successful in raising additional capital if the need arises. The failure to raise any necessary additional capital on acceptable terms, or at all, may have a material adverse effect on our future business and results of operations.

We may incur a certain indebtedness and will require cash to service any indebtedness we incur. This cash may not be readily available to us.

Our ability to make payments on, or repay or refinance, any indebtedness and fund planned capital expenditures will depend largely upon our future operating performance. Our future performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot be certain we will generate sufficient cash flow from operations or that future borrowings will be available in amounts sufficient to enable us to pay any indebtedness or to fund our other liquidity needs.

We are subject to extensive medical device regulation which may impede or hinder the approval process for our products and, in some cases, may not ultimately result in approval or may result in the recall or seizure of previously approved products.

Our medical devices and our business activities are subject to rigorous regulation, including by the FDA, the U.S. Department of Justice (the “DOJ”) and numerous other federal, state and foreign governmental authorities including the imposition of international trade sanctions and tariffs. Certain state governments and the federal government have enacted legislation aimed at increasing transparency of our interactions with health care providers. Any failure to comply with these legal and regulatory requirements could impact our business.

These regulations include regulations pursuant to the Federal Food, Drug, and Cosmetic Act (the “FDC Act”) by the FDA and comparable agencies in foreign countries, and by other regulatory agencies and governing bodies. Under the FDC Act, medical devices must receive FDA clearance or approval before they can be commercially marketed in the United States. In addition, most major markets for medical devices outside the United States require clearance, approval or compliance with certain standards before a product can be commercially marketed. The process of obtaining marketing approval or clearance from the FDA for new products, or with respect to enhancements or modifications to existing products, could:

●	take a significant amount of time;

●	require the expenditure of substantial resources;

●	involve rigorous pre-clinical and clinical testing;

●	require changes to the products; and

●	result in limitations on the proposed uses of the products.

Marketing approvals or clearances are not the only risk. The FDA, and other regulatory bodies, also can require the withdrawal of an approved or cleared product from commercial distribution due to failure to comply with regulatory standards or the occurrence of unforeseen problems.

As a medical device manufacturer, we are required to register with the FDA and are subject to periodic inspection by the FDA for compliance with the FDA’s Quality System Regulation requirements, which require manufacturers of medical devices to adhere to certain regulations, including testing, quality control and documentation procedures. In addition, FDA regulations require us to provide information to the FDA whenever there is evidence that reasonably suggests that a medical device may have caused or contributed to a death or serious injury or, if a malfunction were to occur, could cause or contribute to a death or serious injury. Compliance with applicable regulatory requirements is subject to continual review and is rigorously monitored through periodic inspections by the FDA. In the European Union and China, we are required to maintain certain ISO certifications in order to sell our products and must undergo periodic inspections by notified bodies to obtain and maintain these certifications. Failure to meet regulatory quality standards could have a material adverse effect on our business, financial condition or results of operations.

Consequently, there can be no assurance that we will receive the required clearances from the FDA or other regulatory bodies for new products or modifications to existing products on a timely basis or that any FDA approval will not be subsequently withdrawn. Later discovery of previously unknown problems with a product or manufacturer could result in fines, delays or suspensions of regulatory clearances, seizures or recalls of products, operating restrictions and/or criminal prosecution. The failure to receive product approval clearance on a timely basis, suspensions of regulatory clearances, seizures or recalls of products or the withdrawal of product approval by the FDA or other regulatory bodies could have a material adverse effect on our business, financial condition or results of operations.

We face intense competition and may not be able to keep pace with the rapid technological changes in the medical device industry.

The medical device product market is highly competitive. We encounter significant competition across our product lines and in each market in which our products are sold from various medical device companies, most of which have greater financial and marketing resources than we do.

Additionally, the medical device product market is characterized by extensive research and development and rapid technological change. Developments by other companies of new or improved products, processes or technology may make our products or proposed products obsolete or less competitive and may negatively impact our revenues. In some cases, foreign companies may attempt to copy our designs illegally. We are required to devote continued efforts and financial resources to develop or acquire scientifically advanced technologies and products, apply our technologies cost-effectively across product lines and markets, attract and retain skilled development personnel, obtain patent and other protection for our technology and products, obtain required regulatory and reimbursement approvals and successfully manufacture and market our products. Failure to develop new products or enhance existing products could have a material adverse effect on our business, financial condition or results of operations.

We may not be able to effectively protect our intellectual property rights.

Patents, trademarks and other intangible proprietary rights are and will be essential to our business and our ability to compete effectively with other companies. We will also rely upon trade secrets, know-how, continuing technological innovations, strategic alliances and licensing opportunities to develop, maintain and strengthen our competitive position. We will pursue a policy of generally obtaining patent protection in both the United States and overseas for patentable subject matter in our proprietary devices and also attempt to review third-party patents and patent applications to the extent publicly available to develop an effective patent strategy, avoid infringement of third-party patents, identify licensing opportunities and monitor the patent claims of others. We also operate in an industry that is susceptible to significant intellectual property litigation and it has been common for companies in the medical device field to aggressively challenge the patent rights of other companies in order to prevent the marketing of new devices. Intellectual property litigation is expensive, complex and lengthy and its outcome is difficult to predict. Future patent litigation may result in significant royalty or other payments or injunctions that can prevent the sale of products and may significantly divert the attention of our technical and management personnel.

In addition, we may have to take legal action in the future to protect our patents, trade secrets or know-how or to assert our intellectual property rights against claimed infringement by others. Any legal action of that type could be costly and time consuming to us and no assurances can be made that any lawsuit will be successful.

The invalidation of key patents or proprietary rights that we own, or an unsuccessful outcome in lawsuits to protect our intellectual property, could have a material adverse effect on our business, financial condition or results of operations. In the event that our right to market any of our products is successfully challenged, or if we fail to obtain a required license or are unable to design around a patent, our business, financial condition or results of operations could be materially adversely affected.

eSecurity breaches, loss of data and other disruptions could compromise sensitive information related to our business, prevent us from accessing critical information or expose us to liability, which could adversely affect our business and reputation.

In the ordinary course of our business, we collect and store sensitive data, including patient health information, personally identifiable information about our employees, intellectual property, and proprietary business information. We manage and maintain applications and data utilizing on-site and off-site systems. These applications and data encompass a wide variety of business-critical information including research and development information, commercial information and business and financial information.

The secure processing, storage, maintenance and transmission of this critical information is vital to our operations and business strategy, and we devote resources to protecting such information. Although we take measures to protect sensitive information from unauthorized access or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers, viruses, breaches or interruptions due to employee error or malfeasance, terrorist attacks, hurricanes, fire, flood, other natural disasters, power loss, computer systems failure, data network failure, internet failure, or lapses in compliance with privacy and security mandates. Any such virus, breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, government enforcement actions and regulatory penalties. Unauthorized access, loss or dissemination could also interrupt our operations, including our ability to receive and ship orders from customers, bill our customers, provide customer support services, conduct research and development activities, process and prepare company financial information, manage various general and administrative aspects of our business and damage our reputation, any of which could adversely affect our business.

Future product liability claims and other litigation may adversely affect our business, reputation and ability to attract and retain customers.

The design, manufacture and marketing of medical device products of the types that we produce entail an inherent risk of product liability claims. A number of factors could result in an unsafe condition or injury to, or death of, a patient with respect to these or other products that we manufacture or sell, including component failures, manufacturing flaws, design defects or inadequate disclosure of product-related risks or product-related information. These factors could result in product liability claims, a recall of one or more of our products or a safety alert relating to one or more of our products. Product liability claims may be brought by individuals or by groups seeking to represent a class.

Anyone or any company can bring an action against us, including private securities litigation and shareholder derivative suits, and adverse litigation results could affect our business.

Our judicial system allows anyone, including shareholders, to bring a claim against us and force us to defend a claim even if the claim is baseless. The defense may or may not be covered by our insurance, the result of which could ultimately create a burden on us, dependent upon the outcome.

Litigation can be lengthy, expensive and disruptive to our operations, and results cannot be predicted with certainty. An adverse decision could result in monetary damages or injunctive relief that could affect our financial condition or results of operations.

On March 23, 2017, our former distributor in China, Cicel (Beijing) Science & Technology Co., Ltd., filed a lawsuit against us and certain of our officers and directors in the United States District Court for the Eastern District of New York, alleging that we improperly terminated its contract with the former distributor. The complaint sought various remedies, including compensatory and punitive damages, specific performance and preliminary and post judgment injunctive relief, and asserted various causes of action, including breach of contract, unfair competition, tortious interference with contract, fraudulent inducement, and conversion. On October 7, 2017, the court granted our motion to dismiss all of the tort claims asserted against us, and also granted the individual defendants’ motion to dismiss all claims asserted against them. The only claim currently remaining in the case is for breach of contract against us; the plaintiff has moved to amend its complaint to add tort claims, which we have opposed. The court has not yet ruled on the motion to amend. We believe that we have various legal and factual defenses to the allegations in the complaint and intend to vigorously defend the action. Fact discovery in the case is ongoing and there is no trial date currently set.

On June 6, 2017, Irving Feldbaum, an individual shareholder of the Company, filed a lawsuit in the U.S. District Court for the Eastern District of New York. The complaint alleges claims against our board of directors, our former CEO and CFO, certain of our former directors, and us as a nominal defendant for alleged violations of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and state law claims for breach of fiduciary duty, waste of corporate assets, and unjust enrichment. The complaint alleges that we incurred damages as a result of alleged false and misleading statements in our securities filings concerning our business, operations, prospects and our internal control over financial reporting. The complaint also alleges that our February 4, 2016 Proxy Statement contained false and misleading statements regarding executive compensation. The complaint seeks the recovery of damages on behalf of the Company and the implementation of changes to corporate governance procedures. On June 16, 2017, Michael Rubin, another individual shareholder of the Company, filed a case alleging similar claims in the same district court. On July 21, 2017, the district court consolidated the two actions for all purposes. On July 26, 2019, the district court approved the settlement. Under the terms of the settlement, we have agreed to undertake and maintain in place certain corporate governance reforms for a period of time, and to pay counsel for Mr. Feldbaum and Mr. Rubin attorneys’ fee of $500,000, which has been paid by our insurance carrier.

Violation of anti-corruption laws could subject us to significant penalties which would materially affect our business and liquidity.

We are required to comply with the Foreign Corrupt Practices Act (the “FCPA”), and similar anti-corruption laws in other jurisdictions around the world where we do business. Compliance with these laws has been subject to increasing focus and activity by regulatory authorities in recent years.

With the assistance of outside counsel, beginning in 2016 we conducted a voluntary investigation into the business practices of the independent Chinese entity that previously distributed our products in China and our knowledge of those business practices, which may have had implications under the FCPA, as well as into various internal control issues identified during the investigation. We did not identify any information through the investigation or otherwise that suggests that our previously reported financial statements are incorrect. On September 27, 2016 and September 28, 2016, we voluntarily contacted the Securities and Exchange Commission (the “SEC”) and the DOJ, respectively, to advise both agencies of these potential issues. Thereafter, we provided documents and information to, and cooperated fully with, the SEC and the DOJ, in their investigations of these matters.

On June 18, 2019, we received a letter from the Division of Enforcement of the SEC advising us that the SEC had concluded its investigation of us and that, based on the information it had as of the date of the letter, it did not intend to recommend an enforcement action by the SEC against us. On August 14, 2019, we received a declination letter from the DOJ stating that the DOJ has closed its inquiry into us without any action.

Although neither the SEC nor the DOJ have taken any enforcement action in these matters, our investigative costs, including costs of shareholder litigation relating to these matters (which has now been settled), was approximately $3.9 million as of June 30, 2019, of which $0.8 million, $0.5 million and $2.4 million was charged to expense during each of the three years ended June 30, 2019, respectively.

Future actions by our employees, or third-party intermediaries acting on our behalf, in violation of anticorruption laws, including the FCPA, whether carried out in the United States or elsewhere in connection with the conduct of our business may expose us to liability for violations and significant costs and expenses in investigating such actions or defending against civil or criminal charges associated therewith and accordingly may have a material adverse effect on our reputation and our business, financial condition or results of operations.

Our future growth is dependent upon the development of new products and line extensions, which requires significant research and development, clinical trials and regulatory approvals, all of which are very expensive and time-consuming and may not result in a commercially viable product.

In order to develop new products and improve current product offerings, we focus our research and development programs largely on the development of next-generation and novel technology offerings across multiple programs and opportunities.

As a part of the regulatory process of obtaining marketing clearance from the FDA for new products, we conduct and participate in numerous clinical trials with a variety of study designs, patient populations and trial endpoints. Unfavorable or inconsistent clinical data from existing or future clinical trials conducted by us, by our competitors or by third parties, or the market’s perception of this clinical data, may adversely impact our ability to obtain product approvals from the FDA, our position in, and share of, the markets in which we participate and our business, financial condition, results of operations or future prospects.

New products may not be accepted by customers in the marketplace.

We are now, and will continue to be, developing new products and introducing them into the market. There can be no assurance that any new product will be accepted by the market. New products are sometimes introduced into the market in a prototype format and may need later revisions or design changes before they operate in a manner to be accepted in the market. As a result of the introduction of new products, there is some risk that revenue expectations may not be met and in some cases the product may not achieve market acceptance.

Consolidation in the healthcare industry could lead to demands for price concessions or the exclusion of us as supplier from certain of our significant market segments.

The cost of healthcare has risen significantly over the past decade and numerous initiatives and reforms initiated by legislators, regulators and third-party payers to curb these costs have resulted in a consolidation trend in the healthcare industry, including hospitals. This in turn has resulted in greater pricing pressures and the exclusion of certain suppliers from important market segments as group purchasing organizations, independent delivery networks and large single accounts continue to consolidate purchasing decisions for some of our hospital customers. We expect that market demand, government regulation, third-party reimbursement policies and societal pressures will continue to change the worldwide healthcare industry, resulting in further business consolidations and alliances among our customers and competitors, which may reduce competition, exert further downward pressure on the prices of our products and may adversely impact our business, financial condition or results of operations.

We may experience disruption in supply due to our dependence on our suppliers to continue to ship product requirements and our inability to obtain suppliers of certain components for our products.

Our suppliers may encounter problems during manufacturing due to a variety of reasons, including poor business practices, failure to follow specific protocols and procedures, failure to comply with applicable regulations, equipment malfunctions, labor shortages or environmental factors. In addition, we purchase both raw materials used in our products and finished goods from various suppliers and may have to rely on a single source supplier for certain components of our products where there are no alternatives are available. Although we anticipate that we have adequate sources of supply and/or inventory of these components to handle our production needs for the foreseeable future, if we are unable to secure on a timely basis sufficient quantities of the materials we depend on to manufacture our products, if we encounter delays or contractual or other difficulties in our relationships with these suppliers, or if we cannot find suppliers at an acceptable cost, then the manufacture of our products may be disrupted, which could increase our costs and have a material adverse effect on our business. For example, in fiscal 2019, we experienced certain supply chain disruptions due to suppliers not being able to keep pace with our demand for materials and product. These disruptions caused us to not be able to ship certain customer orders on time, creating a sales backlog which was higher than normal.

If we fail to manage any expansion or acquisition, our business could be impaired.

We may in the future acquire one or more technologies, products or companies that complement our business. We may not be able to effectively integrate these into our business and any such acquisition could bring additional risks, exposures and challenges to us. In addition, acquisitions may dilute our earnings per share, disrupt our ongoing business, distract our management and employees, increase our expenses, subject us to liabilities and increase our risk of litigation, all of which could harm our business. If we use cash to acquire technologies, products, or companies, such use may divert resources otherwise available for other purposes. If we use our common stock to acquire technologies, products, or companies, our shareholders may experience substantial dilution. If we fail to manage any expansions or acquisition, our business could be impaired. For specific risks related to the acquisition of Solsys Medical, LLC (“Solsys”), see “Risks Related to the Acquisition of Solsys.”

Our agreements and contracts entered into with partners and other third parties may not be successful.

We signed in the past and may pursue in the future agreements and contracts with third parties to assist in our marketing, manufacturing, selling and distribution efforts. We cannot assure you that any agreements or contracts entered into will be successful.

The fluctuation of our quarterly results may adversely affect the trading price of our common stock.

Our revenues and results of operations have in the past and will likely vary in the future from quarter to quarter due to a number of factors, many of which are outside of our control and any of which may cause our stock price to fluctuate. You should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. It is likely that in some future quarters, our results of operations may be below the expectations of our public market analysts and investors. In this event, the price of our common stock may fall.

We may not be able to attract and retain additional key management, sales and marketing and technical personnel, or we may lose existing key management, sales and marketing or technical personnel, which may delay our development and marketing efforts.

We depend on a number of key management, sales and marketing and technical personnel. The loss of the services of one or more key employees could delay the achievement of our development and marketing objectives. Our success will also depend on our ability to attract and retain additional highly qualified management, sales and marketing and technical personnel to meet our growth goals. We face intense competition for qualified personnel, many of whom are often subject to competing employment offers, and we do not know whether we will be able to attract and retain such personnel.

Future changes in financial accounting standards or practices or existing taxation rules or practices may cause adverse or unexpected revenue fluctuations and affect our reported results of operations.

A change in accounting standards or practices or a change in existing taxation rules or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and taxation rules and varying interpretations of accounting pronouncements and taxation practice have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct our business.

Risk of reprocessing disposables.

In some jurisdictions around the world, culture and practice encourages reuse of disposable products when the product is clearly labeled for single use. Such reuse may expose us to liability in these jurisdictions.

Our management has concluded that our disclosure controls and procedures and internal control over financial reporting are ineffective due to the existence of a material weakness in our internal control over financial reporting. If we are unable to establish and maintain effective disclosure controls and internal control over financial reporting, our ability to produce accurate financial statements on a timely basis could be impaired, and the market price of our securities may be negatively affected.

A material weakness (as defined in Rule 12b-2 under the Exchange Act) is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. We carried out an evaluation, under the supervision and with the participation of management, of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2019. Based upon this evaluation, management has identified a deficiency related to the design of a process level control to address the completeness and accuracy of unrecorded liabilities at June 30, 2019.

Specifically, we identified one invoice related to legal fees which was properly approved and submitted to the accounts payable department for posting, however such invoice was erroneously posted into the month of July 2019 instead of June 2019 as the result of a keypunch error. Our finance personnel failed to promptly identify this error and this deficiency allowed for the potential for other invoices to be misapplied.

To remediate this weakness, we have implemented controls to review and verify that open accounts payable invoices, in addition to invoices paid after period end, are entered into the correct accounting period. This error was corrected and impacted the balance sheet only, and did not impact the statement of operations. If we are unable to remediate this material weakness in our internal control over financial reporting, or if we identify additional material weaknesses in our internal control over financial reporting, our management will be unable to assert in future reports that our disclosure controls and procedures and our internal control over financial reporting are effective. This could cause investors, counterparties and customers to lose confidence in the accuracy and completeness of our financial statements and reports and have a material adverse effect on our liquidity, access to capital markets and perceptions of our creditworthiness and/or a decline in the market price of our common stock. In addition, we could become subject to investigations by The Nasdaq Stock Market LLC, the SEC or other regulatory authorities, which could require additional financial and management resources. These events could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to the Acquisition of Solsys

Our future results following the acquisition will suffer if we do not effectively manage the expanded operations or successfully integrate the businesses of Solsys.

Our future success will depend, in part, upon our ability to manage the expanded business, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. If we are not able to successfully combine our business with the business of Solsys in an efficient and effective manner, the anticipated benefits may not be realized fully, or at all, or may take longer to realize than expected, and the value of our common stock may be affected adversely. An inability to realize the full extent of the anticipated benefits of the acquisition, as well as any delays encountered in the integration process, could have an adverse effect upon on our business, financial condition or results of operations. In addition, the actual integration may result in additional and unforeseen expenses.

Uncertainties associated with the transactions may cause employees to leave and may otherwise affect our future business and operations.

Our success after completion of the acquisition depends in part upon our ability to retain key employees. Following the acquisition, our current and prospective employees may experience uncertainty about their future roles and choose to pursue other opportunities, which could have an adverse effect on our business, financial condition or results of operations. If key employees depart, the integration of Solsys may be more difficult and our business following the acquisition could be adversely affected.